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                                                                    Exhibit 99.4

                             STC TECHNOLOGIES, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                           FRIDAY, SEPTEMBER 29, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder(s) of STC Technologies, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement for the Special Meeting of Stockholders of the Company to be held at 10:00 a.m. local time on Friday, September 29, 2000 at STC Technologies, Inc., 150 Webster Street, Bethlehem, PA, and hereby appoints Michael J. Gausling and Richard D. Hooper, and each of them, as proxies with power of substitution, to vote all of the stock of STC Technologies, Inc. which the undersigned has the power to vote at the Company's Special Meeting or at any adjournment thereof, as specified on the reverse side.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED BELOW. IF YOU SIGN THIS PROXY WITHOUT MARKING ANY BOXES, THIS PROXY SHALL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

                                          [_] Check here for address change.

                                          New Address:
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                             STC TECHNOLOGIES, INC.

                  PLEASE MARK VOTE IN BOX USING DARK INK ONLY.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Adoption of the Agreement and Plan of Merger, dated as of May 6, 2000, among STC Technologies, Inc., Epitope, Inc. and OraSure Technologies, Inc.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments, postponements, continuations or reschedulings thereof. However, no proxy that is voted against Proposal 1 will be voted in favor of adjournment, postponement, continuation or rescheduling of the meeting for the purpose of allowing additional time to solicit additional votes or proxies in favor of adoption of the Agreement and Plan of Merger.

  Check here if you plan to attend the meeting [_]
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                                          Signature
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                                          Signature

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, THE SIGNATURE OF ALL SUCH PERSONS ARE REQUIRED. A CORPORATION SHOULD SIGN IN ITS FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER, STATING HIS OR HER TITLE. TRUSTEES, GUARDIANS, EXECUTORS AND ADMINISTRATORS SHOULD SIGN IN THEIR OFFICIAL CAPACITY, GIVING THEIR FULL TITLE AS SUCH. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Dated:                , 2000

        PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY TO
                                   USING THE ENCLOSED ENVELOPE.